Exhibit 99.1

FOR FURTHER INFORMATION:	FOR IMMEDIATE RELEASE
Andrea K. Tarbox	Wednesday, April 26, 2017
Executive Vice President and Chief Financial Officer
847.239.8812

KAPSTONE REPORTS FIRST QUARTER RESULTS

NORTHBROOK, IL — April 26, 2017 — KapStone Paper and Packaging Corporation (NYSE:KS) today reported results for the first quarter ended March 31, 2017. As compared to 2016’s first quarter, results for 2017’s first quarter are below:

•                  Net sales of $766 million up $28 million, or 4 percent

•                  Net income of $6 million down $10 million, or 63 percent

•                  Diluted EPS of $0.06 down $0.11 per share, or 65 percent

Non U.S. GAAP financial measures for the 2017 first quarter compared to 2016 are as follows:

•                  Adjusted EBITDA of $81 million down $7 million, or 9 percent

•                  Adjusted net income of $15 million down $7 million, or 32 percent

•                  Adjusted diluted EPS of $0.15 down $0.08 per share, or 35 percent

Matt Kaplan, President and Chief Executive Officer, stated, “While first quarter results were disappointing, we are experiencing exceptional positive momentum.  Demand for containerboard, corrugated boxes, and kraft paper is strong.  Pricing across our important product lines is rapidly increasing.  Our product mix has improved as domestic containerboard and box sales have increased while exports have declined.

“Victory Packaging, our distribution business, had a solid first quarter and is entering its seasonally strong portion of the year.   Our operations, after a slow start in January and February, are improving.   All of these factors combined contributed to a strong March which accounted for about 45 percent of our adjusted quarterly EBITDA and point to an improved second quarter and a strong back half of 2017.”

First Quarter Operating Highlights

Consolidated net sales of $766 million in the first quarter of 2017 increased by $28 million, or 4 percent compared to $738 million for the 2016 first quarter. The increase is primarily due to a better product mix, higher containerboard prices and higher sales volume. The Company sold

699,000 tons of paper during the first quarter of 2017 compared to 692,000 tons a year earlier. The Company’s average mill selling price of $648 per ton in the first quarter of 2017 increased by $23 per ton, or about 4 percent compared to the first quarter of 2016 due to higher domestic and export containerboard prices and a favorable product mix. Mill selling prices increased by $31 per ton or 5 percent compared to the fourth quarter of 2016 due to a favorable product mix.

Operating income of $20 million for the 2017 first quarter decreased by $14 million, or 42 percent, compared to the 2016 first quarter. The lower operating earnings primarily reflect higher fiber costs due to the rapid increase in OCC costs over the last six months.  In addition, there were one-time costs associated with ratifying a union contract at the Company’s North Charleston paper mill and higher operating costs, including restoration of employee benefits, stock compensation expenses and change in the fair value of a contingent consideration liability. These items were partially offset by a better product mix, higher containerboard prices and lower severance expenses.

Interest expense, net, was $11 million for the first quarter of 2017, up $1 million from a year ago as a result of higher interest rates. Our weighted average interest rate as of March 31, 2017 is 2.6 percent compared to 2.1 percent as of March 31, 2016.

The effective income tax rate for the 2017 first quarter was 41.0 percent compared to 34.5 percent for the 2016 first quarter. The higher effective income tax rate in the current quarter reflects the Company adopting a new accounting standard which requires the tax impact of elements of stock compensation to be recorded in the provision for income taxes.

Cash Flow and Working Capital

Cash and cash equivalents of $8 million as of March 31, 2017, declined by $21 million from December 31, 2016.    Operating activities provided $33 million during the first quarter. Investing activities used $72 million, including $39 million for capital expenditures and $33.5 million for an acquisition. Financing activities provided $18 million of cash in the current quarter reflecting higher borrowings, partially offset by a quarterly dividend payment.

On March 8, 2017, our Board of Directors approved a regular $0.10 per share cash dividend which was paid on April 12th.

At March 31, 2017, the Company had approximately $388 million of working capital and $457 million of revolver borrowing capacity.

Conclusion

In summary, Kaplan commented, “Looking ahead to the second quarter, I expect to see our operations continue to perform better. In addition, operating earnings should benefit from our March price increases and a better product mix, but will be impacted by higher scheduled maintenance outage costs and high OCC costs.”

Conference Call

KapStone will host a conference call at 10:00 a.m. CDT, Thursday, April 27, 2017, to discuss the Company’s financial results for the 2017 first quarter. All interested parties are invited to listen and may do so by either accessing a simultaneous broadcast webcast on KapStone’s website, http://www.kapstonepaper.com, or for those unable to access the webcast, the following dial-in numbers are available:

Domestic:  888-608-7946
International:  484-747-6633
Participant Passcode:  5574428

A presentation to be viewed in conjunction with the call will also be available on our website, http://www.kapstonepaper.com, in the “Investors” section.

Replay of the webcast will be available for 30 days on the Company’s website following the call.

About the Company

Headquartered in Northbrook, IL, KapStone Paper and Packaging Corporation is the fifth largest producer of containerboard and corrugated packaging products and is the largest kraft paper producer in the United States. The Company has four paper mills, 24 converting plants and over 60 distribution centers. The business has approximately 6,400 employees.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures, including “EBITDA”, “Adjusted EBITDA”, “Adjusted Net Income”, and “Adjusted Diluted EPS” to measure our operating performance. Management uses these measures to focus on the on-going operations, and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The Company believes that EBITDA and Adjusted EBITDA provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency to key measures used to evaluate the performance of the Company. Management uses EBITDA and Adjusted EBITDA for evaluating the Company’s performance against competitors and as a primary measure for employees’ incentive programs. Reconciliations of Net Income to EBITDA, EBITDA to Adjusted EBITDA, Net Income to Adjusted Net Income, and Diluted EPS to Adjusted Diluted EPS are included in the financial schedules contained in this press release. However, these measures should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

Forward-Looking Statements

Statements in this news release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can often be identified by words such as “may,” “will,” “should,” “would,’ “expect,” “project,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “outlook,” or “continue,” the negative of these terms or other similar expressions. These statements reflect management’s current views and are subject to risks, uncertainties and assumptions, many of which are beyond the Company’s control that could cause actual results to differ materially from those expressed or implied in these statements.  Factors that could cause actual results to differ materially include, but are not limited to: (1) industry conditions; (2) market and economic factors; (3) results of legal proceedings and compliance costs; (4) the ability to achieve and effectively manage growth; (5) the ability to pay the Company’s debt obligations; (6) the ability to carry out the Company’s strategic initiatives and manage associated costs; (7) managing labor relations; and (8) realizing the synergies and benefits of the Victory Packaging acquisition and other strategic investments. Further information on these and other risks and uncertainties is provided under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and elsewhere in reports that the Company files with the SEC. These filings can be found on KapStone’s Web site at http://www.kapstonepaper.com and the SEC’s Web site at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and the Company disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

KapStone Paper and Packaging Corporation

Consolidated Statements of Income

(In thousands, except share and per share amounts)

(Unaudited)

	Quarter Ended March 31,
	2017	2016

Net sales	$765,843	$738,215

Cost and expenses:
Cost of sales, excluding depreciation and amortization	560,898	533,277
Depreciation and amortization	45,348	44,539
Freight and distribution expenses	72,988	65,059
Selling, general and administrative expenses	66,485	60,740
Operating income	20,124	34,600

Foreign exchange (gain) / loss	(82)	103
Equity method investments income	(677)	—
Interest expense, net	10,730	9,811
Income before provision for income taxes	10,153	24,686
Provision for income taxes	4,161	8,512
Net income	$5,992	$16,174

Net income per share:
Basic	$0.06	$0.17
Diluted	$0.06	$0.17

Weighted-average number of shares outstanding:
Basic	96,698,637	96,399,351
Diluted	98,463,667	97,509,528

Effective income tax rate	41.0%	34.5%

Supplemental Information

GAAP to Non-GAAP Reconciliations

($ in thousands, except share and per share amounts)

(unaudited)

	Quarter Ended March 31,
	2017	2016

Net Income (GAAP) to EBITDA (Non-GAAP) to Adjusted EBITDA (Non-GAAP):
Net income (GAAP)	$5,992	$16,174
Interest expense, net	10,730	9,811
Provision for income taxes	4,161	8,512
Depreciation and amortization	45,348	44,539
EBITDA (Non-GAAP)	$66,231	$79,036

Acquisition, integration, start-up and other expenses	1,805	1,229
Union contract ratification cost	4,979	—
Change in fair value of contingent consideration liability	2,516	1,526
Severance expenses	—	3,048
Stock-based compensation expense	5,265	3,421
Accumulated EBITDA adjustments	14,565	9,224
Adjusted EBITDA (Non-GAAP)	$80,796	$88,260

Net Income (GAAP) to Adjusted Net Income (Non-GAAP):
Net income (GAAP)	$5,992	$16,174
Accumulated EBITDA adjustments	14,565	9,224
Accumulated tax adjustments	(5,462)	(3,163)
Adjusted Net Income (Non-GAAP)	$15,095	$22,235

Diluted EPS (GAAP) to Adjusted Diluted EPS (Non-GAAP):
Diluted earnings per share (GAAP)	$0.06	$0.17
Accumulated EBITDA adjustments	0.15	0.09
Accumulated tax adjustments	(0.06)	(0.03)
Adjusted Diluted EPS (Non-GAAP)	$0.15	$0.23

KapStone Paper and Packaging Corporation

Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2017	2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,915	$29,385
Trade accounts receivable, net of allowances	416,591	392,962
Other receivables	14,177	13,562
Inventories	341,403	322,664
Prepaid expenses and other current assets	22,824	10,247
Total current assets	802,910	768,820

Plant, property and equipment, net	1,452,636	1,441,557
Other assets	25,887	25,468
Intangible assets, net	320,913	314,413
Goodwill	720,473	705,617
Total assets	$3,322,819	$3,255,875

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings	$25,988	$—
Other borrowings	6,214	—
Dividend payable	10,043	10,052
Accounts payable	232,429	189,350
Accrued expenses	94,023	76,480
Accrued compensation costs	45,797	48,840
Accrued income taxes	225	15,971
Total current liabilities	414,719	340,693

Long-term debt, net of current portion	1,481,912	1,485,323
Pension and post-retirement benefits	32,805	34,207
Deferred income taxes	407,393	405,561
Other liabilities	79,212	85,761
Total other liabilities	2,001,322	2,010,852

Stockholders’ equity:
Common stock $0.0001 par value	10	10
Additional paid-in capital	281,317	275,970
Retained earnings	685,891	689,668
Accumulated other comprehensive loss	(60,440)	(61,318)
Total stockholders’ equity	906,778	904,330
Total liabilities and stockholders’ equity	$3,322,819	$3,255,875

KapStone Paper and Packaging Corporation

Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Quarter Ended March 31,
	2017	2016
Operating activities:
Net income	$5,992	$16,174
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of plant and equipment	37,758	35,603
Amortization of intangible assets	7,590	8,936
Stock-based compensation expense	5,265	3,421
Pension and postretirement	(572)	(448)
Excess tax benefit from stock-based compensation	—	140
Amortization of debt issuance costs	1,179	1,124
(Gain) / Loss on disposal of fixed assets	526	(62)
Deferred income taxes	1,521	1,064
Change in fair value of contingent consideration liability	2,516	1,526
Equity method investments income, net of cash received	(167)	—
Changes in operating assets and liabilities	(28,939)	(8,873)
Net cash provided by operating activities	$32,669	$58,605

Investing activities:
Capital expenditures	(38,669)	(36,163)
Purchase of intangible assets	—	(500)
API acquisition	(33,500)	—
Proceeds from the sale of assets	—	4,856
Net cash used in investing activities	$(72,169)	$(31,807)

Financing activities:
Proceeds from revolving credit facility	$122,988	$134,600
Repayments on revolving credit facility	(97,000)	(131,000)
Proceeds from receivables credit facility	17,031	6,670
Repayments on receivables credit facility	(21,621)	(24,700)
Payment of loan amendment costs	—	(2,250)
Proceeds from other current borrowings	6,214	—
Cash dividends paid	(9,664)	(9,696)
Payment of withholding taxes on vested stock awards	(856)	(692)
Proceeds from exercises of stock options	451	209
Proceeds from issuance of shares to ESPP	487	464
Excess tax benefit from stock-based compensation	—	(140)
Net cash (used in) / provided by financing activities	$18,030	$(26,535)

Net (decrease) / increase in cash and cash equivalents	(21,470)	263
Cash and cash equivalents-beginning of period	29,385	6,821
Cash and cash equivalents-end of period	$7,915	$7,084

KapStone Paper and Packaging Corporation

Operating Segment Information

(In thousands)

(Unaudited)

	Net Sales
Three Months Ended March 31, 2017	Trade	Inter- segment	Total	Operating Income (Loss)	Depreciation and Amortization	Capital Expenditures	Total Assets at March 31, 2017
Paper and Packaging	$547,644	$21,197	$568,841	$34,315	$37,406	$36,490	$2,591,747
Distribution	218,199	—	218,199	2,597	5,978	679	687,854
Corporate	—	—	—	(16,788)	1,964	1,500	43,218
Intersegment eliminations	—	(21,197)	(21,197)	—	—	—	—
	$765,843	$—	$765,843	$20,124	$45,348	$38,669	$3,322,819

	Net Sales
Three Months Ended March 31, 2016	Trade	Inter- segment	Total	Operating Income (Loss)	Depreciation and Amortization	Capital Expenditures	Total Assets at March 31, 2016
Paper and Packaging	$520,040	$16,469	$536,509	$46,241	$37,136	$32,355	$2,501,605
Distribution	218,175	—	218,175	1,381	5,661	2,066	665,458
Corporate	—	—	—	(13,022)	1,742	1,742	45,603
Intersegment eliminations	—	(16,469)	(16,469)	—	—	—	—
	$738,215	$—	$738,215	$34,600	$44,539	$36,163	$3,212,666

KapStone Paper and Packaging Corporation

Operating Segment EBITDA and Adjusted EBITDA

(In thousands)

(Unaudited)

	Quarter Ended March 31,
Paper and Packaging	2017	2016
Segment operating income	$34,315	$46,241
Equity method investments income	(677)	—
Foreign exchange (gain) / loss	(45)	(287)
Depreciation and amortization	37,406	37,136
EBITDA	72,443	83,664
Severance expenses	—	2,262
Acquisition, integration, start-up and other expenses	1,366	884
Union contract ratification costs	4,979	—
Adjusted EBITDA	$78,788	$86,810
Adjusted EBITDA margin	14.4%	16.7%

	Quarter Ended March 31,
Distribution	2017	2016
Segment operating income	$2,597	$1,381
Foreign exchange (gain) / loss	(37)	390
Depreciation and amortization	5,978	5,661
EBITDA	8,612	6,652
Acquisition, integration, start-up and other expenses	163	263
Severance expenses	—	391
Adjusted EBITDA	$8,775	$7,306
Adjusted EBITDA margin	4.0%	3.3%

	Quarter Ended March 31,
Corporate	2017	2016
Segment operating (loss)	$(16,788)	$(13,022)
Depreciation and amortization	1,964	1,742
EBITDA	(14,824)	(11,280)
Stock-based compensation expense	5,265	3,421
Acquisition, integration, start-up and other expenses	276	82
Change in fair value of contingent consideration liability	2,516	1,526
Severance expenses	—	395
Adjusted EBITDA	$(6,767)	$(5,856)

	Quarter Ended March 31,
Consolidated	2017	2016
Segment operating income	$20,124	$34,600
Equity method investments income	(677)	—
Foreign exchange (gain) / loss	(82)	103
Depreciation and amortization	45,348	44,539
EBITDA	66,231	79,036
Stock-based compensation expense	5,265	3,421
Acquisition, integration, start-up and other expenses	1,805	1,229
Union contract ratification costs	4,979	—
Change in fair value of contingent consideration liability	2,516	1,526
Severance expenses	—	3,048
Adjusted EBITDA	$80,796	$88,260